EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-43558 and 333-65342) pertaining to the Intuitive Surgical 2000 Equity Incentive Plan, 2000 Non-Employee Directors' Stock Option Plan and 2000 Employee Stock Purchase Plan of our report dated February 1, 2002, with respect to the consolidated financial statements and schedule included in Intuitive Surgical, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2001.

/s/ ERNST & YOUNG LLP

Palo Alto, California
March 25, 2002